UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 14, 2011
Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-14492	34-1469491

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 North Defiance Street, Archbold, Ohio	43502

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code (419) 446-2501
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Securities Holders.
SIGNATURES

ITEM 5.07. Submission of Matters to a Vote of Securities Holders.
The Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. was held on April 14, 2011. The following three matters to be decided by vote were:
1. A proposal to elect thirteen (13) directors of the Corporation The following individuals were elected as Directors of the Company to serve until the next annual meeting of stockholders.

	Votes Cast	Votes	Votes	Unvoted Shares
	For	Against	Abstained	Held in Street Name
Dexter L. Benecke	2,972,605	28,156	0	525,707
Steven A. Everhart	2,970,805	29,956	0	525,707
Robert G. Frey	2,965,466	35,295	0	525,707
Jack C. Johnson	2,934,578	66,183	0	525,707
Marcia S. Latta	2,843,657	157,104	0	525,707
Steven J. Planson	2,972,492	28,269	0	525,707
Anthony J. Rupp	2,958,956	41,805	0	525,707
David P. Rupp Jr.	2,961,042	39,719	0	525,707
James C. Saneholtz	2,972,133	28,628	0	525,707
Kevin J. Sauder	2,927,671	73,090	0	525,707
Merle J. Short	2,972,492	28,269	0	525,707
Paul S. Siebenmorgen	2,967,042	33,719	0	525,707
Steven J. Wyse	2,930,700	70,061	0	525,707
2. A proposal for an advisory vote to approve the executive compensation programs of the Corporation.

Votes Cast	Votes	Votes	Unvoted Shares
For	Against	Abstained	Held in Street Name
2,537,385	268,302	195,074	525,707
3. A proposal for an advisory vote on the frequency to consider the executive compensation noted in Proposal Two.

			Votes	Unvoted Shares	Broker
One Year	Two Years	Three Years	Abstained	Held in Street Name	Non-Vote
598,605	198,983	1,992,975	209,696	525,707	502
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Farmers & Merchants Bancorp, Inc. (Registrant)
Dated: April 18, 2011	/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen
President & Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President & Chief Financial Officer